UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2014
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2014, the Company held its 2014 Annual Meeting of Stockholders and the following are the final voting results for the 2014 Annual Meeting:

Proposal	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
One: To elect ten directors to serve for the ensuing year and until their successors are duly elected
Valentin P. Gapontsev, Ph.D.	45,425,182	—	485,734	—	4,025,636
Eugene Scherbakov, Ph.D.	45,440,084	—	470,832	—	4,025,636
Igor Samartsev	45,440,515	—	470,401	—	4,025,636
Robert A. Blair	45,296,708	—	614,208	—	4,025,636
Michael C. Child	45,265,295	—	645,621	—	4,025,636
Henry E. Gauthier	45,609,432	—	301,484	—	4,025,636
William S. Hurley	45,610,742	—	300,174	—	4,025,636
Eric Meurice	45,622,640	—	288,276	—	4,025,636
John R. Peeler	45,465,100	—	445,816	—	4,025,636
Thomas J. Seifert	45,622,885	—	288,031	—	4,025,636

Two: To approve, by non-binding vote, the compensation paid to the Company's named executive officers	45,537,789	325,579	—	47,548	4,025,636

Three: To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014	49,374,202	460,646	—	101,704	—

As a result of the voting, (i) each of the above-named directors was elected at the 2014 Annual Meeting, and the stockholders also approved (ii) the compensation paid to the Company's named executive officers and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
June 4, 2014	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Corporate Secretary